Exhibit 23(c)

                    Consent of Callister Nebeker & McCullough

                                   12 June 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re: Registration and Issuance of ALPNET, Inc. Common Stock Issuable under the ALPNET, Inc. 1996 Executive Stock Option Plan

        This Firm has acted as counsel to ALPNET, Inc., a Utah corporation (the "COMPANY"), in connection with its registration of 2,950,000 shares of its common stock without par value (the "SHARES") issuable to eligible persons under the ALPNET, Inc. 1996 Executive Stock Option Plan.

        We hereby consent to the use of our name in the Prospectus forming a part of the Registration Statement to which this letter is attached as an Exhibit, and therein being disclosed as counsel to the Company in this matter.

                                             Very truly yours,

                                             CALLISTER NEBEKER & McCULLOUGH
                                             A Professional Corporation

                                             /S/ CALLISTER NEBEKER & McCULLOUGH